 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2006

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2006, the registrant and its wholly owned subsidiary, DNB First, National Association (collectively, the "Company") entered into a change in control agreement with Richard J. Hartmann, in connection with his promotion to the Company's Executive Vice President of Retail Banking and Marketing. The agreement obligates the Company to pay him, upon a termination of his employment with the Company after a “Change in Control” (as defined in the agreement), either by the Company other than for “cause” (as defined in the agreement), or by him for “good reason” (as defined in the agreement), (i) “Base Severance,” equal to one (1) year’s base salary (subject to withholding) and (ii) one (1) year’s medical insurance coverage on the same terms as other employees from time to time. The agreement is in the same form as the Company has entered into with other executive officers, attached as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for its fiscal year ending December, 31, 1998, as filed with the Commission on March 29, 1999 (File No. 000-16667) and incorporated herein as if set forth in full. In addition, on January 26, 2006, the Company amended the existing Change of Control Agreements with William J. Hieb, the Company’s President and COO, and Thomas M. Miller, the Company’s First Executive Vice President and Chief Lending Officer, to increase the “Base Severance” payable to either of them upon a termination of employment with the Company after a “Change in Control” (as defined in the agreement), either by the Company other than for cause, or by him for “good reason” (as defined in the agreement), from one (1) year’s base salary (subject to withholding) to two (2) years’ base salary (subject to withholding). In addition, on January 26, 2006 the Board of Directors of the Company approved an increase in base salary for Bruce E. Moroney, the Company's Executive Vice President and Chief Financial Officer to $123,889, effective January 26, 2006.

Item 9.01. Financial Statements and Exhibits.

Not Applicable.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

January 27, 2006	By:	/s/ Bruce E. Moroney
Name: Bruce E. Moroney
Title: Chief Financial Officer